EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of this 17th day of March 2014, by and between QuantumSphere, Inc., a California corporation (“COMPANY”), and Kevin D. Maloney, an individual (“EXECUTIVE”).

WITNESSETH:

WHEREAS, COMPANY and EXECUTIVE deem it to be in their respective best interests to enter into an agreement providing for COMPANY's employment of EXECUTIVE pursuant to the terms herein stated.

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

1.           Term. COMPANY hereby employs and EXECUTIVE hereby accepts employment with COMPANY for a period concluding on June 30, 2017 ("Term"). Unless COMPANY or EXECUTIVE provides written notice that this Agreement shall be allowed to expire and the employment relationship thereby terminated at least thirty (30) days prior to the expiration of the Term or any Renewal Term (as defined herein), this Agreement shall continue in effect for an additional term of one (1) year ("Renewal Term").

2.           Duties of EXECUTIVE. EXECUTIVE’s position with COMPANY will be Chief Executive Officer and President. EXECUTIVE shall do and perform all services, acts, or things reasonably necessary or advisable to accomplish the objectives of the COMPANY's board of directors. COMPANY may assign EXECUTIVE to another position so long as the compensation paid to EXECUTIVE is equal to or greater than the compensation provided in this Agreement.

3.           Devotion of Time to Company's Business. EXECUTIVE shall be a full-time EXECUTIVE of COMPANY and shall devote such substantial and sufficient amounts of his productive time, ability, and attention to the business of COMPANY during the Term of this Agreement as may be reasonable and necessary to accomplish the objectives and complete the tasks assigned to EXECUTIVE. EXECUTIVE may devote reasonable time to activities other than those required under this Agreement, including activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations and similar types of activities to the extent that such activities do not inhibit or prohibit the performance of services under this Agreement.

4.           Uniqueness of Services. EXECUTIVE hereby acknowledges that the services to be performed by him under the terms of this Agreement are of a special and unique value. Accordingly, the obligations of EXECUTIVE under this Agreement are non-assignable.

5.           Compensation of EXECUTIVE.

a.           Base Annual Salary. Subject to other specific provisions in this Agreement, as compensation for services hereunder, EXECUTIVE shall receive a Base Annual Salary of $225,000 payable in accordance with the Company's ordinary payroll practices (and in any event no less frequently than monthly). On each anniversary date hereof, EXECUTIVE's Base Annual Salary will be reviewed and may be increased by the COMPANY’S Board of Directors.

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b.           Cash Bonus. EXECUTIVE shall be entitled to an annual bonus, in an amount to be determined by the COMPANY’s Board of Directors.

c.           Business Expenses. COMPANY will reimburse EXECUTIVE for all reasonable business expenses directly incurred in performing EXECUTIVE's duties and promoting the business of COMPANY.

d.           Vacation. EXECUTIVE shall be entitled to fifteen (15) days per annum of paid time off (PTO) as well as national holidays recognized per the COMPANY’s employee handbook.

e.           Benefits. EXECUTIVE shall be entitled to health benefits consisting of a monthly allowance in the amount of $750.

6.            Termination of Employment.

a.           Either party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other. In the event COMPANY should terminate this Agreement other than for just "Cause" as defined in Section 6(b) below ("termination without Cause"), COMPANY shall pay to EXECUTIVE the greater of [1] a sum equal to one (1) time EXECUTIVE's Base Salary for the most recent calendar year or [2] a sum equal to the Base Salary payable to EXECUTIVE over the remaining term of this Agreement. Any sum payable under this Section 6 shall be paid in full upon the effective date of the termination of the employment relationship between COMPANY and EXECUTIVE.

b.           COMPANY shall have the right to terminate EXECUTIVE's employment at any time for Cause by giving EXECUTIVE written notice of the effective date of Termination. For the purposes of this Agreement, "Cause" shall mean:

(1)         Fraud, misappropriation, embezzlement or any other action of material misconduct against COMPANY or any of its affiliates or subsidiaries;

(2)         Substantial failure to render services in accordance with the provisions of this Agreement, provided that:

(i)          a written demand for performance has been delivered to EXECUTIVE at least ten (10) days prior to termination identifying the manner in which COMPANY believes that EXECUTIVE has failed to perform; and

(ii)         EXECUTIVE has thereafter failed to remedy such failure to perform;

(3)         Material violation of any law, rule or regulation of any governmental or regulatory body material to the business of COMPANY;

(4)         Conviction or a guilty plea or nolo contendere plea to a felony;

(5)         Repeated and persistent failure to abide by the policies established by COMPANY after written warning from COMPANY;

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(6)         Any acts of violence or threats of violence made by EXECUTIVE against COMPANY or anyone associated with COMPANY's business;

(7)         The solicitation or acceptance of payment or gratuity from any existing or potential customer or supplier of COMPANY without the prior written consent of COMPANY's Board of Director’s.

(8)         Drug dependency or habitual insobriety; or

(9)         Gross incompetence.

c.            In the event of termination for cause, EXECUTIVE shall be paid EXECUTIVE's salary through the effective date of termination on the date of termination. After the effective date of Termination, EXECUTIVE shall not be entitled to accrue or vest in any further salary, severance pay, benefits, fringe benefits or entitlements except as may be required by statute or regulation of any agency of competent jurisdiction; provided that EXECUTIVE shall retain the right to exercise any options which are vested as of the effective date of termination as provided in Section 5(c) herein.

d.            This Agreement shall terminate automatically in the event that: (i) EXECUTIVE fails or is unable to perform EXECUTIVE 's duties due to injury, illness or other incapacity for ninety (90) days in any twelve (12) month period (except that EXECUTIVE may be entitled to disability payments pursuant to COMPANY's disability plan, if any); or (ii) Death of EXECUTIVE .

7.           Covenant of Confidentiality. All documents, records, files, manuals, forms, materials, supplies, computer programs, trade secrets and other information which comes into EXECUTIVE's possession from time to time during EXECUTIVE's employment by COMPANY and/or any of COMPANY's subsidiaries or affiliates, shall be deemed to be confidential and proprietary to COMPANY and shall remain the sole and exclusive property of COMPANY. EXECUTIVE acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to COMPANY's business competitors. On the effective date of the termination of the employment relationship or at such other date as specified by COMPANY, EXECUTIVE agrees that he will return to COMPANY all such confidential and proprietary items (including, but not limited to, Company marketing material, business cards, keys, etc.) in his control or possession, and all copies thereof, and that he will not remove any such items from the offices of COMPANY.

8.           Covenant of Non-Disclosure. Without the prior written approval of COMPANY, EXECUTIVE shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in Section 7 nor reveal the same to any third party whomsoever, except as required by law.

9.           Covenant of Non-Solicitation. During the Term of this Agreement and for a period of one (1) year following the effective date of termination, EXECUTIVE, either on EXECUTIVE's own account or for any person, firm, Company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any EXECUTIVE of COMPANY, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with COMPANY.

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10.         Covenant of Cooperation. EXECUTIVE agrees to cooperate with COMPANY in any litigation or administrative proceedings involving any matters with which EXECUTIVE was involved during his employment by COMPANY. COMPANY shall reimburse EXECUTIVE for reasonable expenses incurred in providing such assistance.

11.          Covenant Against Competition.

a.           Scope and Term. During the Term of this Agreement and for an additional period ending one (1) year after the effective date of termination or expiration of this Agreement, whichever occurs first, EXECUTIVE shall not directly or indirectly engage in or become a partner, officer, principal, EXECUTIVE, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which competes with the business of COMPANY and/or any of COMPANY's subsidiaries or affiliates in any geographic area in which COMPANY conducts business at the time of the termination or expiration of the employment relationship.

12.          Rights to Inventions.

a.           Inventions Defined. "Inventions" means discoveries, concepts, and ideas, whether patentable or not, relating to any present or contemplated activity of COMPANY, including without limitation devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

b.           Application. This Section 12 shall apply to all Inventions made or conceived by EXECUTIVE, whether or not during the hours of his employment or with the use of COMPANY facilities, materials, or personnel, either solely or jointly with others, during the Term of his employment by COMPANY and for a period of one (1) year after any termination of such employment. This Section 12 does not apply to any invention disclosed in writing to COMPANY by EXECUTIVE prior to the execution of this Agreement.

c.           Assignment. EXECUTIVE hereby assigns and agrees to assign to COMPANY all of his rights to Inventions and to all proprietary rights therein, based thereon or related thereto, including without limitation applications for United States and foreign letters patent and resulting letters patent.

d.           Reports. EXECUTIVE shall inform COMPANY promptly and fully of each Invention by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved ("Notice of Invention"). A report shall also be submitted by EXECUTIVE upon completion of any study or research project undertaken on COMPANY's behalf, whether or not in EXECUTIVE's opinion a given study or project has resulted in an Invention.

e.           Patents. At COMPANY's request and expense, EXECUTIVE shall execute such documents and provide such assistance as may be deemed necessary by COMPANY to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

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13.          Remedies. Notwithstanding any other provision in this Agreement to the contrary, EXECUTIVE acknowledges and agrees that if EXECUTIVE commits a material breach of the Covenant of Confidentiality (Section 7), Covenant of Non-Disclosure (Section 8), Covenant of Non-Solicitation (Section 9), Covenant of Cooperation (Section 10), Covenant Against Competition (Section 11), or Rights to Inventions (Section 12), COMPANY shall have the right to have the obligations of EXECUTIVE specifically enforced by any court having jurisdiction on the grounds that any such breach will cause irreparable injury to COMPANY and money damages will not provide an adequate remedy. Such equitable remedies shall be in addition to any other remedies at law or equity, all of which remedies shall be cumulative and not exclusive. EXECUTIVE further acknowledges and agrees that the obligations contained in Sections 7 through 12, of this Agreement are fair, do not unreasonably restrict EXECUTIVE's future employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement.

14.          Survivability. Sections 7 through 13, of this Agreement shall survive termination of the employment relationship and this Agreement.

15.          General Provisions.

a.           Arbitration. Any controversy between the parties regarding the construction, application or performance of any services under this Agreement, and any claim arising out of or relating to this Agreement or its breach, shall be submitted to binding arbitration upon the written request of one party after the service of that request on the other party. The parties shall appoint one person to serve as arbitrator. If the parties cannot agree on one party, each opposing party shall appoint their party arbitrator. The party arbitrators shall then choose a neutral arbitrator who will preside over the arbitration proceedings. The arbitration shall be conducted pursuant to the rules of California Code of Civil Procedure Sections 1280-1288.8. Attorney and Client shall each have the right of discovery in connection with any arbitration proceeding in accordance with Code of Civil Procedure Section 1283.05. The cost of the arbitration, excluding legal fees and costs, shall be borne equally by the parties or in such proportion as the arbitrator shall decide. The prevailing party shall be awarded reasonable attorney fees and costs as determined by the neutral arbitrator or single arbitrator as applicable. The sole and exclusive venue for the arbitration and or any legal dispute shall be Orange County, California. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration. This Agreement governs only disputed arising directly out of the terms of this Employment Agreement. It specifically excludes any and all disputes arising out of the ownership and propriety of patents, intellectual property and inventions arising out of activities of the Company.

b.           Authorization. COMPANY and EXECUTIVE each represent and warrant to the other that he has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

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c.           Entire Agreement. EXECUTIVE understands and acknowledges that this document constitutes the entire agreement between EXECUTIVE and COMPANY with regard to EXECUTIVE's employment by COMPANY and EXECUTIVE's post-employment activities concerning COMPANY. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

d.           Severability. If any term, provision, covenant, or condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

e.           Governing Law. Except to the extent that federal law may preempt California law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the State of California.

f.            Taxes. All compensation payable hereunder is gross and shall be subject to such withholding taxes and other taxes as may be provided by law. EXECUTIVE shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by COMPANY.

g.           Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of COMPANY. EXECUTIVE may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

h.           Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.

i.            Captions. Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.

j.            Breach - Right to Cure. A party shall be deemed in breach of this Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

16.         Acknowledgement. EXECUTIVE acknowledges that he has been given a reasonable period of time to study this Agreement before signing it. EXECUTIVE certifies that he has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement. EXECUTIVE further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that EXECUTIVE's execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, EXECUTIVE does not rely on any inducements, promises, or representations by COMPANY other than the terms and conditions of this Agreement.

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17.          Effective Only Upon Execution by Authorized Officer of COMPANY. This Agreement shall have no force or effect and shall be unenforceable in its entirety until it is executed by a duly authorized officer of COMPANY and such executed Agreement is delivered to EXECUTIVE.

IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

EXECUTIVE	COMPANY

/s/ Kevin D. Maloney	/s/ Gregory L. Hrncir
Kevin D. Maloney	Gregory L. Hrncir
Chief Strategy Officer

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